UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005 (April 25, 2005)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Item 9.01. Financial Statements and Exhibits.

99.1. The Nasdaq Stock Market Inc. INET Acquisition Announcement Presentation, first publicly used April 25, 2005.

SIGNATURES

Item 7.01. Regulation FD Disclosure.

On April 25, 2005, The Nasdaq Stock Market, Inc. (“Nasdaq”) publicly disseminated a presentation discussing the announcement on April 22, 2005 that Nasdaq had entered into a definitive agreement to acquire Instinet Group Incorporated and that it has concurrently entered into a definitive agreement to sell Instinet’s Institutional Broker division to Silver Lake Partners. As a result of these transactions, Nasdaq will own INET ECN. The investor presentation is attached as an exhibit to this Form 8-K.

The information set forth under “Item 7.01 Regulation FD Disclosure” is intended to be furnished pursuant to Item 7.01. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by Nasdaq as to the materiality of such information.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 The	Nasdaq Stock Market Inc. INET Acquisition Announcement Presentation, first publicly used April 25, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2005	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel

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